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                               Exhibit 1A(3)(c)

                               COMMISSION SCHEDULE

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First Year
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                            Ages 20-75   55%            Ages 76-85   55%
                                  3.0%                        1.0%
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Renewal Years 2-10
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                            Ages 20-75   4.0%           Ages 76-85   1.0%
                                  3.0%                        1.0%
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Trail on AV (beginning
in year 6)
                                  0.20%
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